Exhibit 99.4

Supplemental Risk Factors
Unless these supplemental risk factors indicate otherwise, or the context otherwise requires, references to “Duke Energy Carolinas” mean Duke Energy Carolinas, LLC and references to “Duke Energy Progress” mean Duke Energy Progress, LLC. Capitalized terms used but not defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which these supplemental risk factors are attached as Exhibit 99.4 (the “Financial Statement Form 8-K”).
Risks Related to the Combination
Duke Energy Progress is subject to risk of the Combination having an adverse impact on its credit rating pending completion of the Combination.
Duke Energy Progress cannot assure that its credit ratings will not be lowered as a result of the proposed Combination or for any other reason. Any reduction in Duke Energy Progress' credit ratings, or changes in the criteria used by rating agencies to determine such ratings, could adversely affect its access to capital, its cost of capital and its operating costs, and its ability to refinance or repay its existing debt and complete new financings, which could have a material adverse effect on Duke Energy Progress' business, financial condition, results of operations or the trading price of its securities.
The Combination may adversely impact the credit ratings of the successor company and its outstanding first mortgage bonds.
Following the completion of the Combination of Duke Energy Carolinas and Duke Energy Progress, Duke Energy Carolinas will become the surviving entity and will assume Duke Energy Progress' assets, liabilities and indebtedness, including Duke Energy Progress' obligations on its outstanding first mortgage bonds that were issued under the Duke Energy Progress mortgage indenture. Upon consummation of the Combination, Duke Energy Carolinas' credit profile will reflect the consolidated financial position, operating results and cash flows of both utilities. Although the Combination is expected to provide operational efficiencies and other long-term benefits, there can be no assurance that such benefits will be realized as anticipated or that the successor entity’s financial metrics will be consistent with those historically associated with either Duke Energy Carolinas or Duke Energy Progress on a standalone basis. Credit rating agencies consider a range of factors, including financial metrics, capital structure, regulatory environment and execution of capital investment programs. If the successor entity’s financial profile, regulatory outcomes or operating performance do not meet expectations, or if rating agencies perceive increased risk associated with the integration or resulting capital structure, the credit ratings of the successor company and its outstanding first mortgage bonds could be downgraded or placed on negative outlook or credit watch, which could increase borrowing costs, limit access to capital markets or otherwise adversely affect the successor company’s financial condition and results of operations.
Significant costs will be incurred in connection with the Combination.
Duke Energy Progress expects to incur significant costs associated with the Combination, including costs associated with integrating its operations with those of Duke Energy Carolinas. Additional unanticipated costs may also be incurred in the integration of the businesses. Any net benefit from the anticipated elimination of duplicative costs, as well as the realization of other efficiencies related to the integration, may not be achieved in the near term, or at all. Failure to achieve the anticipated benefits and efficiencies from the Combination, or the incurrence of additional expenses, could have a material adverse impact on the results of operations of the successor company.

The unaudited pro forma condensed combined financial information included in the Financial Statement Form 8-K does not purport to be, and is likely not, representative of the combined results of Duke Energy Carolinas and Duke Energy Progress after the Combination.
The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K is presented for informational purposes only. It does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Combination been completed at or as of the dates indicated, nor is it indicative of the successor company’s future operating results or financial position. The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K does not reflect future events that may occur after the closing of the Combination, including the potential realization of operating efficiencies or costs related to the Combination, and does not consider the effects of potential market conditions on revenues or expenses. The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K is based in part on certain assumptions regarding the Combination that Duke Energy Progress believes are reasonable under the circumstances. Duke Energy Progress cannot assure you that its assumptions will prove to be accurate over time.
The failure to integrate the businesses and operations of Duke Energy Carolinas and Duke Energy Progress successfully in the expected time frame may adversely affect the successor company’s future results.
Duke Energy Carolinas and Duke Energy Progress have operated, and until completion of the Combination will continue to operate, as separate regulated utilities. Following completion of the Combination, their operations, systems, processes and governance structures will need to be further combined and harmonized. The integration process may require more time, resources and expense than anticipated, and the expected operational efficiencies, cost savings and other benefits of the Combination may not be fully realized or may not be realized at all. In addition, the integration process could result in, among other things, inconsistencies in standards, controls, procedures and policies; unanticipated expenses or operational challenges; delays in achieving expected benefits; or costs associated with complying with regulatory approvals, commitments and conditions applicable to the Combination. Higher-than-expected integration costs or delays in the integration process could reduce the anticipated benefits of the Combination and adversely affect the successor company's business, results of operations, financial condition and cash flows.
Each of Duke Energy Carolinas and Duke Energy Progress has substantial amounts of indebtedness. Consequently, the successor company will have substantial indebtedness following the Combination.
After the Combination, the successor company’s increased debt service obligations could have an adverse impact on its earnings and cash flows for as long as the indebtedness is outstanding. For example, the increased indebtedness could:
•make it more difficult for the successor company to pay or refinance its debts as they become due during adverse economic and industry conditions because any decrease in revenues could cause the successor company to not have sufficient cash flows from operations to make its scheduled debt payments;
•require a substantial portion of the successor company’s cash flows from operations to be used for debt service payments, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, strategic transactions and other general corporate purposes;
•result in a downgrade in the rating of the successor company’s indebtedness, which could limit its ability to borrow additional funds or increase the interest rates applicable to its indebtedness;
•limit the flexibility of the successor company in planning for or reacting to changes in its business and the industry in which it operates; or
•increase the exposure of the successor company to a rise in interest rates, which would generate greater interest expense, or increase the costs of obtaining applicable interest rate fluctuation hedges.

There can be no assurance that the successor company will be able to repay or refinance such borrowings and obligations.
The successor company may fail to realize all of the anticipated benefits of the Combination.
The success of the Combination will depend, in part, on the successor company's ability to realize the anticipated benefits and cost savings from combining Duke Energy Carolinas’ and Duke Energy Progress’ businesses and operational synergies. The anticipated benefits and cost savings of the Combination may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that Duke Energy Progress does not currently foresee. Some of the assumptions that Duke Energy Carolinas and Duke Energy Progress have made, such as the achievement of the anticipated benefits related to the expected size, scale and financial strength of the successor company, may not prove to be correct. In addition, there could be unanticipated liabilities, obligations and expenses associated with the Combination that could adversely impact the successor company.
The successor company’s ability to realize anticipated benefits is also subject to regulatory frameworks requiring the development and application of methodologies to measure and track such benefits over time. These methodologies and outcomes may be subject to ongoing regulatory review and oversight, and failure to achieve specified benefit levels could require additional actions, including potential financial contributions, as determined by applicable regulatory authorities.
The successor company's future results following the Combination could be adversely affected if it does not effectively manage its expanded operations.
Following completion of the Combination, the successor company will serve a larger customer base and operate a larger electric utility system than either Duke Energy Carolinas or Duke Energy Progress on a standalone basis. The successor company’s future success will depend, in part, on its ability to effectively manage its larger operations while continuing to provide safe and reliable service, execute its capital investment programs, maintain regulatory compliance and respond to changing industry and economic conditions. If the successor company is unable to effectively manage its larger operations, its business, financial condition, results of operations and cash flows could be adversely affected.